EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following information is provided for each of the directors and executive officers of the Reporting Persons:

•	Name
•	Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted.

Directors and Executive Officers of Telemar

All of the following persons are citizens of the Federative Republic of Brazil, except Francis James Leahy Meaney, who is a citizen of Ireland.  Unless otherwise noted below, the business address for each of the following persons is Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190 Rio de Janeiro, RJ, Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
Luiz Eduardo Falco Pires Corrêa		Executive Officer and Director, Telemar Chief Executive Officer, TNL
Alex Waldemar Zornig		Executive Officer and Alternate Director, Telemar Executive Officer, TNL
Marco Norci Schroeder		Executive Officer, Telemar
Francisco Aurélio Sampaio Santiago		Executive Officer, Telemar Executive Officer, TNL
João Francisco da Silveira Neto		Executive Officer, Telemar
Francis James Leahy Meaney		Executive Officer, Telemar Executive Officer, TNL
José Mauro Mettrau Carneiro da Cunha	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Director, Telemar Chairman of the Board of Directors, TNL Director, TmarPart
João de Deus Pinheiro de Macêdo		Executive Officer, Telemar Director, TNL
Eurico de Jesus Teles Neto		Executive Officer and Director, Telemar
Marcos Duarte Santos	Avenida Sernambetiba, 3600, bloco 5, apt. 2103, Barra da Tijuca, Rio de Janeiro, RJ, Brazil.	Director, Telemar
José Augusto da Gama Figueira	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Alternate Director, Telemar Alternate Director, TNL Director, TmarPart
Julio Cesar Fonseca	Rua Jangadeiros, nº. 48, Ipanema, 22420-010, Rio de Janeiro, RJ, Brazil.	Alternate Director, Telemar Executive Officer, TNL

Maxim Medvedovski		Alternate Director, Telemar Executive Officer, TNL
Carlos Eduardo Parente de Oliveira Alves	Rua Timóteo da Costa no. 600, Bloco 1, apt. 701, CEP 22450-130, Brazil.	Alternate Director, Telemar

Directors and Executive Officers of TNL

All of the following persons are citizens of the Federative Republic of Brazil, except Francis James Leahy Meaney, who is a citizen of Ireland and Zeinal Abedin Mahomed Bava, who is a citizen of Portugal.  Unless otherwise noted below, the business address for each of the following persons is Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190 Rio de Janeiro, RJ, Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
Luiz Eduardo Falco Pires Corrêa		Executive Officer and Director, Telemar Chief Executive Officer, TNL
Alex Waldemar Zornig		Executive Officer and Alternate Director, Telemar Executive Officer, TNL
Julio Cesar Fonseca		Alternate Director, Telemar Executive Officer, TNL
Francisco Aurélio Sampaio Santiago		Executive Officer, Telemar Executive Officer, TNL
Maxim Medvedovski		Alternate Director, Telemar Executive Officer, TNL
Francis James Leahy Meaney		Executive Officer, Telemar Executive Officer, TNL
José Mauro Mettrau Carneiro da Cunha	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Chairman of the Board of Directors, TNL Director, TmarPart
José Augusto da Gama Figueira	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Alternate Director, Telemar Alternate Director, TNL Director, TmarPart
Otávio Marques de Azevedo	Rua Doutor Geraldo Campos Moreira nº. 375 - 9º andar, Brooklin Novo, 04571-020, São Paulo/SP, Brazil.	Director, TNL Chairman of the Board of Directors, TmarPart Non Executive Director, Portugal Telecom SGPS, S.A.
Lúcio Otávio Ferreira	Praia de Botafogo, nº. 300 - 4º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Alternate Director, TNL
Alexandre Jereissati Legey	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Director, TNL Director, TmarPart

Carlos Francisco Ribeiro Jereissati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Alternate Director, TNL Director, TmarPart
Pedro Jereissati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Director, TNL Chief Executive Officer and Director, TmarPart Non Executive Director, Portugal Telecom SGPS, S.A.
Cristiano Yazbek Pereira	Avenida Doutor Chucri Zaidan, nº. 920 – 16º andar, Vila Cordeiro, 04583-110, São Paulo - SP, Brazil.	Alternate Director, TNL
Fernando Magalhães Portella	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Director, TNL Director, TmarPart
Carlos Jereissati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Alternate Director, TNL Alternate Director, TmarPart
Fábio De Oliveira Moser	Avenida República do Chile, nº. 100, 11º andar, Centro, 20031-917, Rio de Janeiro/RJ, Brazil.	Director, TNL
Ricardo Ferraz Torres	Praia de Botafogo, nº. 501 - 4º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Alternate Director, TNL
Sergio Franklin Quintella	Praia de Botafogo, nº 190, 12º andar, Botafogo, Rio de Janeiro – SPRJ, Brazil.	Director, TNL
Rafael Cardoso Cordeiro	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte–MG, Brazil.	Alternate Director, TNL
Renato Torres de Faria	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte—MG, Brazil.	Director, TNL Director, TmarPart
Ricardo Antônio Mello Castanheira	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte–MG, Brazil.	Alternate Director, TNL
Cláudio Figueiredo Coelho Leal	Av. República do Chile, nº 100, 13º andar, Centro, Rio de Janeiro – RJ, Brazil.	Director, TNL
Laura Bedeschi Rego de Mattos	Av. República do Chile, nº 100, 13º andar, Centro, Rio de Janeiro – RJ, Brazil.	Alternate Director, TNL
Zeinal Abedin Mahomed Bava	Rue Borges de Medeiros, 633, cj 301, Lagoa, Rio de Janeiro/RJ, Brazil.	Director, TNL Director, TmarPart Chief Executive Officer and Deputy Chairman of the Board, Portugal Telecom, SGPS, S.A.
Shakhaf Wine	Rue Borges de Medeiros, 633, cj 301, Lagoa, Rio de Janeiro/RJ, Brazil.	Director, TNL Executive Director, Portugal Telecom SGPS, S.A.
Luis Miguel da Fonseca Pacheco de Melo	Rua Borges de Medeiros, 633, conjunto 301, CEP 22430-041, Rio de Janeiro/RJ, Brazil.	Alternate Director, TNL Chief Financial Officer and Executive Director, Portugal Telecom SGPS, S.A.
Pedro Humberto Monteiro Durão Leitão	Rua Borges de Medeiros, 633, conjunto 301, CEP 22430-041, Rio de Janeiro/RJ, Brazil.	Alternate Director, TNL Executive Director, Portugal Telecom SGPS, S.A.
Carlos Fernando Costa	Rua do Ouvidor, nº 98, 9º andar, Centro, Rio de Janeiro/RJ, Brazil.	Director, TNL
Armando Ramos Tripodi	Avenida República do Chile, nº 65, 23º andar, Centro, Rio de Janeiro/RJ, Brazil.	Alternate Director, TNL
Demósthenes Marques	SCN, quadra 02, bloco A, Edifício Corporate Financial Center, Brasília/DF, Brazil.	Director, TNL
Monica Ferreira Dias	SCN Quadra 02 – Bloco A – 12º. andar – Ed. Corporate Finantial Center – Brasília/DF, Brazil.	Alternate Director, TNL

Directors and Executive Officers of TmarPart

All of the following persons are citizens of the Federative Republic of Brazil, except for Zeinal Abedin Mahomed Bava, who is a citizen of Portugal.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
Otávio Marques de Azevedo	Rua Doutor Geraldo Campos Moreira nº. 375 - 9º andar, Brooklin Novo, 04571-020, São Paulo/SP, Brazil.	Director, TNL Chairman of the Board of Directors, TmarPart Non Executive Director, Portugal Telecom SGPS, S.A.
Carlos Francisco Riberio Jereissati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Alternate Director, TNL Director, TmarPart
Pedro Jereissati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Director, TNL Chief Executive Officer and Director, TmarPart Non Executive Director, Portugal Telecom SGPS, S.A.
José Augusto da Gama Figueira	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Alternate Director, TNL Director, TmarPart
Odali Dias Cardoso	Av. Borges de Medeiros, 829, Lagoa – Rio de Janeiro/RJ, Brazil.	Director, TmarPart
Zeinal Abedin Mahomed Bava	Rue Borges de Medeiros, 633, cj 301, Lagoa, Rio de Janeiro/RJ, Brazil.	Director, TNL Director, TmarPart Chief Executive Officer and Deputy Chairman of the Board, Portugal Telecom, SGPS, S.A.
Ivan Ribeiro de Oliveira	Alameda da Serra, nº. 400, 5º andar, Vila da Serra, Nova Lima/MG, Brazil.	Alternate Director, TmarPart
Alessandro Golombiewski Teixeira	Esplanada dos Ministérios, Bloco J - 8° andar, sala 800 – Brasília/DF, Brazil.	Director, TmarPart
Alexandre Jeressati Legey	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Director, TNL Director, TmarPart
Carlos Jeressati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Alternate Director, TNL Alternate Director, TmarPart
José Mauro Mettrau Carneiro da Cunha	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Chairman of the Board of Directors, TNL Director, TmarPart
Armando de Santi Filho	Av. Padre Pereira de Andrade, 545, ap. 92 B, Boacava, São Paulo/SP – Brazil.	Alternate Director, TmarPart
Shakhaf Wine	Rue Borges de Medeiros, 633, cj 301, Lagoa, Rio de Janeiro/RJ, Brazil.	Executive Officer, TmarPart Executive Director, Portugal Telecom, SGPS, S.A.
Celso Fernandez Quintella	Praia de Botafogo, n° 300 - 11° andar, Botafogo, 22250-040, Rio de Janeiro/RJ, Brazil.	Executive Officer, TmarPart
Renato Sobral Pires Chaves	Praia de Botafogo, n° 300 - 11° andar, Botafogo, 22250-040, Rio de Janeiro/RJ, Brazil.	Executive Officer, TmarPart

Maurício Marcellini Pereira	SCN Quadra 02, Bl. 2, 13° andar – Brasília/DF, Brazil.	Director, TmarPart
Luis Carlos Fernandes Afonso	Rua do Ouvidor, 98/9 andar, Centro, Brazil.	Director, TmarPart
Renato Torres de Faria	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte—MG, Brazil.	Director, TNL Director, TmarPart
Paulo Roberto Reckziegel Guedes	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte—MG, Brazil.	Alternate Director, TmarPart
Ricardo Coutinho de Sena	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte—MG, Brazil.	Director, TmarPart
Fernando Magalhães Portella	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Director, TNL Director, TmarPart
Luiz Antônio Rodrigues Elias	Esplanada dos Ministérios, Bloco E - 5° andar, gabinete, sala 500 – CEP: 70067-900, Brazil.	Alternate Director, TmarPart
Roberto Yoshio Miura	SCN, Quadra 02, Bloco “A”, Edificio Corporate Financial Center -- 12° andar – Brasília/DF, Brazil.	Alternate Director, TmarPart
Wilson Santarosa	Av. Republica do Chile n° 65, 23° andar, Centro – Rio de Janeiro/RJ, Brazil.	Alternate Director, TmarPart